UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2015

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 900 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)

(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On July 10, 2015, SITEL Worldwide Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Groupe Acticall S.A. (“Purchaser”), Saturn Merger Sub Corporation, a wholly owned subsidiary of Purchaser (“Merger Sub”), and Onex American Holdings Subco LLC.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors (the “Board”) of the Company and by the boards of directors of Purchaser and Merger Sub, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation and an indirect wholly owned subsidiary of Purchaser. Under the Merger Agreement, the Company will be acquired for an aggregate purchase price based on a total enterprise value of approximately $830 million, subject to adjustment as set forth in the Merger Agreement. Approximately $775 million of this will be used to pay off outstanding indebtedness and expenses of the Company and its subsidiaries in connection with the closing of the Merger. Upon the completion of the Merger (the “Effective Time”), (i) each outstanding share of the Company’s 12% Cumulative Participating Preferred Stock, Series B (the “Series B Preferred”), 16% Cumulative Participating Preferred Stock, Series C (the “Series C Preferred”) and 16% Cumulative Participating Preferred Stock, Series D (the “Series D Preferred”) shall receive the greater of (x) its respective liquidation value plus accumulated and unpaid dividends and (y) the consideration such share would be entitled to receive if converted into common stock immediately prior to the Merger, and (ii) each outstanding share of Company common stock (other than shares owned by the Company as treasury stock or by a Company subsidiary) will be converted into the right to receive its pro rata portion of the merger consideration, in each case, in cash, without interest, and subject to adjustment as set forth in the Merger Agreement. The merger consideration will be paid to the shareholders in order of priority, beginning with the Series D Preferred, then the Series C Preferred, then the Series B Preferred and then the Company’s common stock. The Company currently anticipates that, after repaying its outstanding indebtedness and expenses with the merger consideration, the remaining proceeds will be sufficient only to make payments to the Series D Preferred of a portion of the applicable liquidation value plus accumulated and unpaid dividends. As a result, the Series C Preferred, Series B Preferred and common stock would all be cancelled in the Merger for no consideration. Immediately prior to the Effective Time, all Company restricted stock units and restricted shares shall automatically become fully vested and free of any forfeiture restrictions and shall be treated as outstanding common stock at the Effective Time.

The consummation of the Merger is subject to certain customary conditions, including, among others, (a) receiving the required approval of the Company’s shareholders (the “Shareholder Approval”), which approval was effected on July 10, 2015, by written consent of the holders of at least 87% of the issued and outstanding shares of the Company’s common stock, the holders of at least 87% of the issued and outstanding shares of Series B Preferred, the holders of at least 88% of the issued and outstanding shares of Series C Preferred, and by the holders of at least 98% of the issued and outstanding shares of Series D Preferred (the “Shareholder Consent”); (b) receiving executed joinder, release and waiver agreements from the stockholders that did not execute the Shareholder Approval that, together with the stockholders that executed the Shareholder Approval, constitute the holders of at least 87% of the issued and outstanding shares of the Company’s common stock, the holders of at least 98% of the issued and outstanding shares of Series B Preferred Stock, the holders of at least 98% of the issued and outstanding shares of Series C Preferred Stock, and the holders of at least 98% of the issued and outstanding shares of Series D Preferred Stock; (c) there being no “Material Adverse Effect” (as defined in the Merger Agreement) with respect to the Company since the execution of the Merger Agreement; (d) there being no temporary restraining order, preliminary or permanent injunction or other judgment, decree, order or law of a governmental entity in effect which would prevent the performance of the Merger Agreement or the consummation of any of the material transactions contemplated thereby, declare unlawful, prohibit or otherwise make illegal the transactions contemplated by the Merger Agreement or cause such transactions to be rescinded; (e)the expiration or termination of all applicable waiting periods and receipt of applicable antitrust approvals in the United States and certain non-U.S. jurisdictions and receipt of the necessary regulatory approvals; and (f) subject to specified materiality standards, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement.

The Company, Purchaser and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among other things, subject to certain exceptions, to conduct its business only in the ordinary course and not to take certain specified actions prior to consummation of the Merger. The Company has also agreed not to take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than Purchaser and Purchaser’s representatives) concerning any purchase of the Company’s common stock or any merger, sale of substantially all of the assets of the Company and its subsidiaries or similar transactions involving the Company.

The Merger Agreement contains certain termination rights for each of the Company and Purchaser, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by November 30, 2015.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and is not intended to modify or supplement any factual information about the Company, Purchaser or their respective subsidiaries or affiliates, or any disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Shareholders of the Company are not third-party beneficiaries under the Merger Agreement (except for the right of security holders of the Company to receive a portion of the merger consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or of the condition of the Company or Purchaser or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 10, 2015, the Company obtained the Shareholder Approval by irrevocable written consent of the holders of at least 87% of the issued and outstanding shares of the Company’s common stock, the holders of at least 87% of the issued and outstanding shares of Series B Preferred, the holders of at least 88% of the issued and outstanding shares of Series C Preferred, and by the holders of at least 98% of the issued and outstanding shares of Series D Preferred, adopting and approving the Merger Agreement and the transactions contemplated thereby.

Item 8.01     Other Events.
On July 10, 2015, the Company and Purchaser issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This report and the Company’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,”, “intends”, “expects,” “anticipates,”, “estimates”, “predicts”, “believes,” “estimates”, “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s current views and assumptions regarding future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results or events to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies,

•	the risk that a closing condition to the proposed Merger may not be satisfied,

•	the ability of the Company to retain and hire key personnel and maintain relationship with customers and other business partners pending the consummation of the proposed Merger, and

•
other factors described in “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 18, 2015.

These forward-looking statements speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of July 10, 2015, by and among Groupe Acticall S.A., Saturn Merger Sub Corporation, Onex American Holdings Subco LLC, in its capacity as the representative of the stockholders of SITEL Worldwide Corporation and in all other capacities thereunder, and SITEL Worldwide Corporation.*

99.1	Joint Press Release, dated July 10, 2015, of SITEL Worldwide Corporation and Groupe Acticall S.A.
___________

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SITEL Worldwide Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to SITEL Worldwide Corporation’s right to request confidential treatment of any requested schedule or exhibit.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: /s/ David Beckman Name: David Beckman Title: Chief Legal Officer and Secretary

Date:	July 10, 2015

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of July 10, 2015, among Groupe Acticall S.A., Saturn Merger Sub Corporation, Onex American Holdings Subco LLC, in its capacity as the representative of the stockholders of SITEL Worldwide Corporation and in all other capacities thereunder, and SITEL Worldwide Corporation.*

99.1	Joint Press Release, dated July 10, 2015, of SITEL Worldwide Corporation and Groupe Acticall S.A.
____________

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SITEL Worldwide Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to SITEL Worldwide Corporation’s right to request confidential treatment of any requested schedule or exhibit.